File Number 5773-503-1

                               State of Illinois
                                   Office of
                             The Secretary of State

Whereas, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF VICTORMAXX TECHNOLOGIES, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield this 31ST day of MARCH A.D. 1998 and of the Independence of the United States the two hundred and 22ND.

[SEAL]

/s/ George H. Ryan
Secretary of State


---------------------------------------- -------------------------------------- --------------------------------------
Form BCA-10.30
(Rev. Jan. 1995)                                 ARTICLES OF AMENDMENT          File # 5773-503-1
---------------------------------------- -------------------------------------- --------------------------------------
George H. Ryan
Secretary of State
Department of Business Services                          FILED
Springfield, IL 62756
Telephone (217) 782-1832                              MAR 31 1998                        SUBMIT IN DUPLICATE
----------------------------------------
                                                     GEORGE H. RYAN                     This space for use by
                                                   SECRETARY OF STATE                    Secretary of State
Remit payment in check or money                                                 Date   3.31.98
order, payable to "Secretary of State."
                                                                                Franchise Tax   $
The filing fee for restated articles of                                         Filing Fee      $25.00
amendment - $100.00                                                             Penalty         $

http://www.sos.state.il.us                                                      Approved [ILLEGIBLE}  5x
---------------------------------------- -------------------------------------- --------------------------------------


1. CORPORATE NAME:  VictorMaxx Technologies, Inc.
                  --------------------------------------------------------------
                                                                (Note 1)

2. MANNER OF ADOPTION OF AMENDMENT:

         The following amendment of the Articles of Incorporation was adopted on March 6, 1998 in the manner indicated below. ("X" one box only)

    / / By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

                                                                (Note 2)

    / / By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment:

                                                                (Note 2)

    / / By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

                                                                (Note 3)

    / / By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

                                                                (Note 4)

    /X/ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
         Section 7.10;

                                                                (Notes 4 & 5)

    / / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

                                                                (Note 5)

3. TEXT OF AMENDMENT:

    a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

         Article I: The name of the corporation is:

                                 SHC Corp. /s/ J J
--------------------------------------------------------------------------------
                                   (NEW NAME)

                 All changes other than name, include on page 2
                                     (over)

                               TEXT OF AMENDMENT

b. (IF AMENDMENT AFFECTS THE CORPORATE PURPOSE, THE AMENDED PURPOSE IS REQUIRED TO BE SET FORTH IN ITS ENTIRETY. IF THERE IS NOT SUFFICIENT SPACE TO DO SO, ADD ONE OR MORE SHEETS OF THIS SIZE.)

     The number of authorized shares of Common Stock is being increased to 100,000,000 Shares as follows:

          ARTICLE FIFTH of the Amended and Restated Articles of Incorporation heretofore filed on July 25, 1995 is hereby deleted and in lieu thereof the following shall be inserted:

          "FIFTH: The total number of shares which the corporation shall have authority to issue is 101,000,000 shares, of which 100,000,000 shares shall be common stock, par value $.001 per share (the "Common Stock"), and 1,000,000 shares shall be preferred stock, par value $.001, per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

          No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or
     (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion."

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

                                  No change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

                                  No change

     (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

                                  No change

                                            Before Amendment   After Amendment
                      Paid-in Capital        $____________      $____________

   (COMPLETE EITHER ITEM 6 OR 7 BELOW. ALL SIGNATURES MUST BE IN BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.


     Dated  March 6, 1998                    VictorMaxx Technologies, Inc.
                                          ------------------------------------
                                               (EXACT NAME OF CORPORATION
                                                  AT DATE OF EXECUTION)


     attested by  /s/ Frank Contaldo            by     /s/ Terrence Donati
                ----------------------------      -----------------------------
                  (SIGNATURE OF SECRETARY            (SIGNATURE OF PRESIDENT
                  OR ASSISTANT SECRETARY)               OR VICE PRESIDENT)

                Frank Contaldo, Secretary         Terrence Donati, President
                ------------------------------    -----------------------------
                (TYPE OR PRINT NAME AND TITLE)    (TYPE OR PRINT NAME AND TITLE)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

     If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

     The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.


     Dated                      , 19
          ----------------------    ---


     -----------------------------------    -----------------------------------


     -----------------------------------    -----------------------------------


     -----------------------------------    -----------------------------------


     -----------------------------------    -----------------------------------

                              NOTES AND INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or
          elected.                                              (Section 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:

          (a) to remove the names and addresses of directors named in the articles of incorporation;

          (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to
               Section 5.10 is also filed;

          (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.

          (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;

          (e) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

          (f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with Section 9.05.

          (g)  to restate the articles of incorporation as currently amended.
                                                                (Section 10.15)

NOTE 4: All amendments not adopted under Section 10.10 or Section 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

          Shareholder approval may be (1) by vote at a shareholders' meeting (EITHER ANNUAL OR SPECIAL) or (2) by consent, in writing, without a meeting.

          To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (BUT IF CLASS VOTING APPLIES, THEN ALSO AT LEAST A 2/3 VOTE WITHIN EACH CLASS IS REQUIRED).

          The articles of incorporation may supersede the 2/3 vote
          requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting
          applies.                                              (Section 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the
          passage of the amendment.                     (Sections 7.10 & 10.20)




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